UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2016

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

662 N. Sepulveda Blvd., Suite 300 Los Angeles, CA 90049
(Address of principal executive offices)

(310) 648-8410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 1, 2016, Wizard World, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Bristol Investment Fund, Ltd. (the “Purchaser”), an entity controlled by the Chairman of the Company’s Board of Directors, for the sale of the Company’s securities, comprised of (i) $2,500,000 of convertible debentures convertible at a price of $0.15 per share (the “Debenture”), (ii) warrants (the “Series A Warrants”) to acquire 16,666,667 shares of the Company’s common stock, par value $0.0001 ( the “Common Stock”), at an exercise price of $0.15 per share (the “Series A Initial Exercise Price”), and (iii) warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to acquire 16,666,650 shares of Common Stock at an exercise price of $0.0001 per share (the “Series B Initial Exercise Price”). As a condition to Purchaser entering into the Purchase Agreement, the Company entered into a Security Agreement (the “Security Agreement”) in favor of the Purchaser, granting a security interest in substantially all of the property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, including but not limited to, its ownership interests in its subsidiaries, to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debenture. For a description of significant terms of the sale, and related transaction documents, see the discussion under Item 3.02, below, which is incorporated herein by reference.

The Company received $2,500,000 in cash from the offering of the securities. The net proceeds of the offering, approximately $2,475,000, will be used by the Company for working capital purposes.

Item 3.02 Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Securities Purchase Agreement

Effective December 1, 2016, the Company entered into the Purchase Agreement with the Purchaser, pursuant to which the Company sold to the Purchaser, for a cash purchase price of $2,500,000, securities comprising: (i) the Debenture with an interest rate of 12% and an initial principal balance of $2,500,000, due December 30, 2018 (the “Maturity Date”), (ii) the Series A Warrants, exercisable for five years, to acquire up to 16,666,667 shares of Common Stock at the Series A Initial Exercise Price and expiring on December 1, 2021, and (iii) the Series B Warrants, exercisable for five years, to acquire up to 16,666,650 shares of Common Stock at the Series B Initial Exercise Price and expiring on December 1, 2021. Pursuant to the Purchase Agreement, the Company shall pay $25,000 to the Purchaser and issue to the Purchaser 500,000 shares of Common Stock to cover the Purchaser’s legal fees. The closing of the transaction occurred following the execution of the foregoing documents on December 1, 2016.

Debenture

The Debenture will accrue interest on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on January 1, 2017, (ii) on each date the Purchaser converts, in whole or in part, the Debenture into Common Stock (as to that principal amount then being converted), and (iii) on the day that is 20 days following the Company’s notice to redeem some or all of the of the outstanding principal of the Debenture (only as to that principal amount then being redeemed) and on the Maturity Date.

The Debenture is convertible into shares of the Company’s Common Stock at any time at the option of the holder, at an initial conversion price of $0.15 per share (as adjusted, the “Conversion Price”), provided, however, from and after an event of default, the Conversion Price shall be equal to the lesser of (i) the then Conversion Price or (ii) 50% of the average of the three lowest trade prices during the 20 Trading Days immediately prior to the applicable Conversion Date. The initial Conversion Price is subject to adjustments in connection with, among other things, (i) the Company’s issuance of additional shares of Common Stock, or securities convertible into or exercisable for additional shares of Common Stock, at a price lower than the then current Conversion Price, and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting holders of Common Stock.

The Debenture includes customary negative covenants, including covenants restricting the Company from incurring certain additional indebtedness, granting security interests or liens on its assets (other than certain permitted liens), and entering into any transaction involving the repurchase of shares of the Company’s Common Stock, except as permitted under the Debenture or the Purchase Agreement.

Warrants

At the closing of the transaction, the Company also issued to the Purchaser the Series A Warrants and the Series B Warrants. The Warrants may be exercised immediately upon the issuance date, upon the option of the holder. The Warrants may be exercised, in whole or in part, at any time after the six-month anniversary of the closing date, provided there is no effective registration statement registering, or no current prospectus available for, the resale of the Common Stock underlying the Warrants, by means of a “cashless exercise.” The Series A Initial Exercise Price and the Series B Initial Exercise Price are subject to adjustments in connection with (i) the Company’s issuance of securities to acquire additional shares of Common Stock at a price lower than the then effective exercise price and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting holders of Common Stock.

Other

The Debenture and Warrants issued to Purchaser under the Purchase Agreement were not registered under the Act and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Debenture and Warrants, as well as the shares underlying the Debenture and the Warrants, may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or valid exemption from the registration requirements, under the Act.

Copies of the form of the Purchase Agreement, the form of the Debenture, the form of the Warrants, and the form of the Security Agreement are filed as exhibits to this Current Report on Form 8-K. The summary of these agreements set forth above is qualified by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Form of Securities Purchase Agreement

10.2*	Form of 12% Senior Secured Convertible Debenture

10.3*	Form of Warrant

10.4*	Form of Security Agreement

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: December 2, 2016	By:	/s/ John D. Maatta
	Name:	John D. Maatta
	Title:	President & Chief Executive Officer